As filed with the Securities and Exchange Commission on January 21, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	54-1817218
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(703) 984-8400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Erica S. Stoecker, Esq.
General Counsel
13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(703) 984-8400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

  Copy to:

Lloyd H. Spencer, Esq.
Nixon Peabody LLP
401 9th Street N.W., Suite 900
Washington, D.C.  20004-2128
(202) 585-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering:
Senior Debt Securities
Subordinated Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Units
Total			$200,000,000	(3)	$25,760
Secondary Offering:
Common Stock of ePlus inc. by the selling stockholders, par value $0.01 per share	2,870,000(4)	$56.59	$162,413,300	(5)	$20,919
Total					$46,679

(1)
With respect to the primary offering, there are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants, such indeterminate number of units, such indeterminate principal amount of senior debt securities and such indeterminate principal amount of subordinated debt securities as shall have an aggregate initial offering price not to exceed $200,000,000.  If any senior debt securities or subordinated debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $200,000,000, less the dollar amount of any securities previously issued hereunder.  In general, the securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or in exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any registered securities.

(2)
With respect to the primary offering, the proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(3)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)
In addition, pursuant to Rule 416(a) under the Securities Act, the shares of common stock being registered for the selling stockholders hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(5)
Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s common stock on January 16, 2014, as reported on the Nasdaq Global Select Market.  The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 21, 2014

PROSPECTUS

ePlus inc.

$200,000,000

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Units

2,870,000 Shares of Common Stock Offered by the Selling Stockholders

This prospectus will allow us to offer and sell up to an aggregate of $200,000,000 of our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering.  In addition, the selling stockholders to be named in a prospectus supplement may offer and sell up to an aggregate of 2,870,000 shares of common stock, from time to time, on the terms described in this prospectus or in the applicable prospectus supplement, if any.  We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  If we or the selling stockholders offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.

This prospectus describes the general terms of the securities we may offer.  The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.  We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our common stock, par value $0.01 per share, is listed on the Nasdaq Global Select Market under the symbol “PLUS.” As of January 17, 2014, the closing price of our common stock was $56.50 per share.

Investing in our common stock involves risks.  You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” on page 5 of this prospectus, as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock.  See “Incorporation of Certain Information By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total offering price of $200,000,000 and the selling stockholders to be named in a prospectus supplement may sell up to 2,870,000 shares of common stock.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  In addition, if the selling stockholders offer securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.  Any such prospectus supplement may also add, update or change information contained in this prospectus.  You should read both the prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not authorized any selling stockholder, dealer, salesman or other person to give you any information or to make any representations other than those contained in this prospectus and in the documents we incorporate into this prospectus.  You should not rely on any information or representations that are not contained in this prospectus or in the documents we incorporate by reference.

This prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

In this prospectus, all references to the “Company,” “ePlus,” “we,” “us” and “our” refer to ePlus, inc. a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “guidance,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” or “continue,” or the negative of such terms or other comparable terminology.  You are cautioned that such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect management’s best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control.  In addition, management’s assumptions may prove to be inaccurate.  We caution you that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking statements or events will occur.  Future results may differ materially from those anticipated or implied in forward looking statements due to factors described below and other factors that are unknown to us.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our future results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Such factors include, but are not limited to, the matters set forth below:

•
we  offer a comprehensive set of solutions— integrating information technology (IT) hardware  sales, third-party software assurance and maintenance, professional services, proprietary software, and financing, and may encounter some of the challenges, risks, difficulties and uncertainties frequently faced by similar companies, such as:

•	managing a diverse product set of solutions in highly competitive markets with a small number of key vendors;
•	increasing the total number of customers utilizing integrated solutions by up-selling within our customer base and gaining new customers;
•	adapting to meet changes in markets and competitive developments;
•	maintaining and increasing advanced professional services by retaining highly skilled personnel and vendor certifications;
•	integrating with external IT systems, including those of our customers and vendors;
•	continuing to enhance our proprietary software and update our technology infrastructure to remain competitive in the marketplace; and
•	reliance on third parties to perform some of our service obligations;
•	our dependence on key personnel, and our ability to hire and retain sufficient qualified personnel;
•	our ability to implement comprehensive plans for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies;
•	a possible decrease in the capital spending budgets of our customers or purchases from us;
•	our ability to protect our intellectual property rights and successfully defend any challenges to the validity of our patents, and, when appropriate, protect license required technology;
•	the creditworthiness of our customers and our ability to reserve adequately for credit losses;
•	the possibility of goodwill impairment charges in the future;
•	uncertainty and volatility in the global economy and financial markets;
•	changes in the IT industry and/or rapid changes in product offerings;
•	our ability to secure our electronic and other confidential information;
•	our ability to raise capital, maintain or increase as needed our lines of credit with vendors or floor planning facility, or obtain debt for our financing transactions;

•	future growth rates in our core businesses;
•	our ability to realize our investment in leased equipment;
•	significant adverse changes in, reductions in, or losses of relationships with major customers or vendors;
•	our ability to successfully integrate acquired businesses;
•	our ability to maintain effective disclosure controls and procedures and internal control over financial reporting;
•	reduction of manufacturer incentives provided to us;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and other regulations; and
•
significant changes in accounting standards including changes to the financial reporting of leases which could impact the demand for our leasing services, or misclassification of products and services we sell resulting in the misapplication of revenue recognition policies.

The forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus.  This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement.  For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public on the SEC’s Internet website at www.sec.gov.  Our Internet website address is www.eplus.com.  Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year.  We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents.  For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information.  Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus.  We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

•	Our Annual Report on Form 10-K for our fiscal year ended March 31, 2013, filed with the SEC on June 6, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 7, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the SEC on November 8, 2013;

•	Our Current Reports on Form 8-K filed with the SEC on June 20, 2013, August 2, 2013, August 20, 2013, September 13, 2013 and November 14, 2013; and

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 2, 2008.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference).  Requests for such copies should be directed to:

ePlus inc.
13595 Dulles Technology Drive
Herndon, Virginia 20171
(703) 984-8400
Attention: Corporate Secretary

ABOUT ePLUS INC.

We are a leading integrator of technology solutions. We enable organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, managed and professional services, flexible lease financing, proprietary software and patented business methods and systems. Our primary focus is to deliver advanced technology and cloud-enablement solutions. We have evolved our offerings by continued investment to expand our professional and managed services, expanding our relationships with key vendors and broadening our vendor partnerships to capture opportunities in emerging technologies and developing proprietary software. Our current offerings include:

Technology Segment

•	direct marketing of information technology equipment, third-party software; and third-party maintenance and services;
•	professional services;
•
proprietary software, including order-entry and order-management software (OneSource®), procurement, asset management, document management and distribution software, and electronic catalog content management software and services; and

Financing Segment

•	leasing, and business process services to facilitate the acquisition and management of capital assets.

We have been in the business of selling, leasing, financing, and managing information technology and other assets for more than 22 years and have been licensing our proprietary software for more than 13 years. We currently derive the majority of our revenues from sales of IT products and providing general and advanced professional services through our technology segment, which was approximately 96% of total revenue for the year ended March 31, 2013, and leasing and financing services through our financing segment, which was approximately 4% of total revenue for the year ended March 31, 2013. Our sales are generated primarily by our direct sales force, inside sales representatives, and business development associates through telemarketing to our customers, which include commercial accounts; federal, state and local governments and agencies; hospitals and other healthcare providers; K-12 schools; higher education institutions, and other not-for-profit and social institutions. We utilize our vendor relationships to generate new business by introducing customers to new products through various demand generation campaigns and co-sponsored events. We also lease and finance equipment purchased by our customers, and supply software and services directly and through relationships with vendors and equipment manufacturers.

Our broad product offerings provide customers with a highly-focused, end-to-end, turnkey solution for purchasing, lifecycle management, and financing for IT products and services. In addition, we offer asset-based financing and leasing of capital assets and lifecycle management solutions for the assets during their useful life, including disposal. We offer our customers a multi-disciplinary approach for implementing, controlling, and maintaining cost savings throughout their organizations, allowing our customers to simplify their administrative processes, gain data transparency and visibility, and enhance internal controls and reporting.

We were incorporated in Delaware in 1990 and completed our initial public offering in November 1996.  Our principal executive offices are located at 13595 Dulles Technology Drive, Herndon, Virginia  20171.  Our main telephone number is (703) 984-8400.  Our Internet website is www.eplus.com.  Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus.

RISK FACTORS

An investment in our securities involves risks.  We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.  If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes.  From time to time, we may invest any such proceeds in short-term marketable securities.  We are not currently in negotiations with any potential targets, however, we may elect to use the proceeds from the sale of the offered securities to acquire assets and businesses in our industry that from time to time become available to us provided that such acquisitions are deemed to be in the best interests of our Company and our stockholders by our board of directors.

Selling stockholders may offer and sell up to an aggregate of 2,870,000 shares of our common stock from time to time under this prospectus.  We will not receive proceeds of any sale of securities by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed the following ratio of earnings to fixed charges for each of the following periods on a consolidated basis.  You should read the following ratio in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus.

						Six Months Ended
	Year Ended March 31,					September 30,
	2009	2010	2011	2012	2013	2013
Ratio of Earnings to Fixed Charges(1)	4.70	5.92	15.95	25.89	29.63	29.26

(1)
In calculating the ratio of earnings to fixed charges, “earnings” consist of pretax income (loss) before adjustment for income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized, less preference security dividend requirements of consolidated subsidiaries, less the noncontrolling interest in pre-tax income of subsidiaries that have no incurred fixed charges.  “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs, an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate.  A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus.  If the information in the prospectus supplement with respect to the particular debt securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The debt securities will be senior debt securities or subordinated debt securities.  The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into between us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”).  The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate.  The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA.  The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA.  Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations.  The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.  The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture or authorizing resolution (including any related officers’ certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

•	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

•	the date or dates on which the principal of the debt securities shall be payable;

•	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, or the method of determining such rate or rates;

•	the date or dates on which any such interest shall be payable, the date or dates on which payment of any such interest shall commence and the record dates for such payment date or dates;

•	the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

•	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

•	any optional or mandatory redemption or repayment option, including any sinking fund, purchase or other analogous provisions;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any provisions granting special rights to holders when a specified event occurs;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the applicable Indenture;

•	if other than U.S. dollars, the currency or currencies for which the debt securities shall be issued or in which the principal thereof, any premium thereon and any interest thereon shall be payable;

•	provisions regarding the convertibility or exchangeability of the debt securities;

•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

•	provisions relating to the modification of the terms of the debt securities or the rights of security holders;

•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

•	the identity of the trustee, the registrar for the debt securities and any paying agent; and

•	any other terms not prohibited by the provisions of the applicable Indenture.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities.  See “Global Debt Securities.”

Unless otherwise set forth in a prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Neither Indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement.  Each Indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series.  Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC.  Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants.  In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.  Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.  DTC has no knowledge of the actual beneficial owners of the debt securities.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities.  We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC.  Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

•	there shall have occurred and be continuing an event of default under the debt securities and the registrar shall have received a request from the depositary to issue certificated securities;

•	we determine in our sole discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

•	as may be provided in any applicable prospectus supplement.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  The definitive debt securities will be registered by the registrar in the name or names instructed by DTC.  We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indentures.  No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee.  Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com; the information contained on that website is not incorporated in this prospectus or in any prospectus supplement.

Covenants

Under the Indentures, we have agreed to:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee within 150 days after the end of each fiscal year regarding our review of compliance with our obligations under the Indentures;

•	maintain our corporate existence; and

•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Consolidation, Merger or Asset Sale

Both Indentures generally allow us to consolidate or merge with a person, association or entity.  They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the Indentures, which include the following requirements:

•	the remaining or acquiring person, association or entity is a corporation or partnership organized under the laws of the United States, any state or the District of Columbia;

•
the remaining or acquiring person, association or entity expressly assumes all of our responsibilities and liabilities under the Indentures, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the Indentures;

•	immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists; and

•	delivery to the Trustee an officer’s certificate and an opinion of counsel stating that all related conditions have been satisfied.

The remaining or acquiring person, association or entity will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indentures.  Thereafter, the successor may exercise our rights and powers under the Indentures, in our name or in its own name.  If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the Indentures and the debt securities.  If we lease our assets substantially as an entirety, we will not be released from our obligations under the Indentures and the debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

•	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

•	failure to pay any interest on any debt security of the series when due, continued for 30 days;

•	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

•	certain events in bankruptcy, insolvency or reorganization affecting us; and

•	any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture.  The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity.  If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the applicable Indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise.  Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the applicable Indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option.  If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default.  If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of debt securities, we must:

•
irrevocably deposit in trust with the applicable Trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

•
deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

•
comply with certain other conditions.  In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

Discharge

We may discharge all our obligations under an Indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

•
all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee cancelled or for cancellation; or

•
all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date; and

•	we have paid all other sums due under that Indenture and delivered an officer’s certificate and opinion of counsel to the Trustee stating that all related conditions have been satisfied.

Modification of Indentures

Under each Indenture, generally we and the Trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the applicable Trustee may amend the Indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•
curing ambiguities or correcting defects or inconsistencies or otherwise adding or changing provisions with respect to matters or questions arising under the Indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for the acceptance of appointment by a successor trustee;

•	qualifying the indentures under the TIA;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding, changing or eliminating provisions relating to a particular series of debt securities to be issued.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define (subject to modification in any applicable prospectus supplement) generally as money borrowed, including guarantees of payment, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness.  Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture or authorizing resolution (including any related officers’ certificate or Company order), and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series.  Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt.  The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness within any applicable grace period (including at maturity); or

•
any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash;

•	of any insolvency, bankruptcy or similar proceeding involving us or our property; or

•
of a default (other than payment default) with respect to the Senior Indebtedness that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist.

The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders and provisions pertaining to indemnification of our directors and officers.  You should also refer to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are incorporated by reference in this prospectus, and to Delaware law.

General

The Company has an authorized capitalization of 27,000,000 shares of capital stock, consisting of 25,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of undesignated preferred stock, par value $0.01 per share.  As of December 31, 2013, we have a total of 1,373,313 shares of our common stock reserved and remaining to be issued for grants of options and restricted stock awards under our stock plans.  As of December 31, 2013, there were 8,088,484 shares of common stock, and no shares of preferred stock outstanding.  As of such date, there were 173 holders of record of common stock.

Common Stock

Subject to the prior or special rights of holders of shares of preferred stock:

Dividends.  The holders of shares of common stock are entitled to any dividends that may be declared by our board of directors out of legally available funds;

Liquidation, Dissolution or Winding Up.  In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of our common stock are entitled upon liquidation to share ratably in all assets remaining after payment of liabilities and the satisfaction of the liquidation preferences of any outstanding shares of preferred stock;

Redemption.  The holders of shares of our common stock are not subject to, or entitled to the benefits of, any redemption or sinking fund provision;

Conversion.  No holder of common stock has the right to convert or exchange any such shares with or into any other shares of capital stock of the Company;

Preemptive Rights.  No holder of common stock has preemptive rights; and

Voting.  Each share of common stock entitles the holder thereof to one vote, in person or by proxy, on all matters submitted to a vote of stockholders generally.  Voting is non-cumulative.  The outstanding shares of our common stock are fully paid and non-assessable.  Except as specifically provided in the Delaware General Corporation Law (the “DGCL”) or in the Company’s certificate of incorporation or bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting).  Directors are elected by a plurality of the votes cast in the election.

Preferred Stock

The following description of the terms of the preferred stock sets forth the general terms and provisions of the preferred stock to which any prospectus supplement may relate.  Other terms of any series of the preferred stock offered by any prospectus supplement will be described in that prospectus supplement.  The description of the provisions of the preferred stock set forth below and in any applicable prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to each series of the preferred stock.  The certificate of designations will be filed with the Commission and incorporated by reference in the registration statement of which this prospectus is a part at or prior to the time of the issuance of each new series of preferred stock.

The preferred stock may be issued from time to time by our board of directors as shares of one or more classes or series.  Subject to the provisions of our amended and restated certificate of incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares, to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any action or vote by the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or the issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although our board of directors is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of the stock.  The board of directors does not currently intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in a prospectus supplement relating to the particular series of the preferred stock.  Reference is made to the prospectus supplement relating to the particular series of the preferred stock offered by the prospectus supplement for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable, the form of dividend payment and the dates from which dividends shall begin to cumulate, if any;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

The preferred stock will, when issued, be fully paid and nonassessable and new series of preferred stock will not have preemptive rights.  The rights of the holders of each series of the preferred stock will be subordinate to the rights of our general creditors.

Certain Anti-Takeover Effects of Certain Provisions of the Company’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the Delaware General Corporation Law

The provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of delaying, deferring or discouraging another party from acquiring control of our Company in a coercive manner as described below.  These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids.  These provisions are designed to encourage persons seeking to acquire control of our Company to first negotiate with our board of directors.  They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our board of directors determines that a takeover is not in our best interests or the best interests of our stockholders.  These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.  We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control of the Company.  We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law.  Under Section 203, certain “business combinations” between a Delaware corporation and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•
the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•
upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•
the business combination is approved by the board of directors of the corporation and authorized at a meeting, and not by written consent, by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.

Under the Delaware General Corporation Law, the term “business combination” is defined generally to include mergers or consolidations between the corporation or its majority-owned subsidiary and an interested stockholder, transactions with an interested stockholder involving the assets of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder’s percentage ownership of stock.  The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of the corporation’s voting stock, together with the affiliates or associates of that stockholder.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for

•
Election of Directors and Vacancies.   Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws contain provisions that establish specific procedures for appointing and removing members of the board of directors.  Our directors are elected by plurality vote.  Vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board.

•
Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

•
Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us.

•
No Cumulative Voting.  Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting in the election of directors.  Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on the board of directors.  Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board of directors based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted.  The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of director’s decision regarding a takeover.

The provisions described above are intended to promote continuity and stability in the composition of our board of directors and in the policies formulated by the board, and to discourage some types of transactions that may involve an actual or threatened change of control.  We expect these provisions would reduce our vulnerability to unsolicited acquisition attempts as well as discourage some tactics that may be used in proxy fights.  Such provisions, however, could discourage others from making tender offers for our shares and, as a consequence, may also inhibit increases in the market price of our common stock that could result from actual or rumored takeover attempts.  These provisions could also operate to prevent changes in our management.

Indemnification of Directors and Officers

Delaware General Corporation Law.  Consistent with Section 145(a) of the DGCL, ePlus may indemnify and, in certain cases, must indemnify, any person who was or is made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of ePlus as a director, officer, employee or agent of another corporation, (1) in the case of a non-derivative action, against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and (2) in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

This indemnification does not apply, (1) in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to ePlus, unless upon court order it is determined that, in view of all the circumstances of the case and despite such adjudication of liability, he is fairly and reasonably entitled to indemnity for expenses, and (2) in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

Certificate of Incorporation.  Our Amended and Restated Certificate of Incorporation provides that a director of ePlus shall not be personally liable to ePlus or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to ePlus or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.  Additionally, the Amended and Restated Certificate of Incorporation provides that ePlus will indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (and in the case of any amendment thereto, to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.  The Company may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.  To the fullest extent permitted by the Delaware General Corporation Law, the indemnification provided herein may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified.

Bylaws.  Our Amended and Restated Bylaws generally provide for indemnification, to the fullest extent authorized by the DGCL, of its officers and directors and persons serving at the request of ePlus in such capacities for other business organizations against all expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by reason of his position with ePlus or such other business organizations.  In addition, the Amended and Restated Bylaws provide that ePlus may provide indemnification to employees and agents of ePlus.

Insurance; Indemnification Agreements.  The Company maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

The Company has entered into indemnification agreements with its directors and certain of its officers.  Generally, such agreements provide that the Company will indemnify the director or officer against any expenses or liabilities incurred in connection with any proceeding in which the director or officer may be involved as a party or otherwise, by reason of the fact that the director or officer is or was a director or officer of the Company or by any reason of any action taken by or omitted to be taken by the director or officer while acting as an officer or director of the Company.  However, the Company is only obligated to provide indemnification under the indemnification agreements if: (i) the director or officer was acting in good faith and in a manner the director or officer reasonably believed to be in the best interests of the Company, and, with respect to any criminal action, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful; (ii) the claim was not made to recover profits by the director or officer in violation of Section 16(b) of the Exchange Act or any successor statute; (iii) the claim was not initiated by the director or officer; (iv) the claim was not covered by applicable insurance; or (v) the claim was not for an act or omission of a director of the Company from which a director may not be relieved of liability under Section 102(b)(7) of the DGCL.  Each director and officer has undertaken to repay the Company for any costs or expenses paid by the Company if it is ultimately determined that the director or officer is not entitled to indemnification under the indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Computershare Investor Services.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants.  That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the anti-dilution provisions of such warrants;

•	the redemption or call provisions of such warrants;

•	provisions regarding changes to or adjustments in the exercise price;

•	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

•	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

•	receive dividend payments, if any, with respect to any underlying securities; or

•	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

•
the terms of the units and of any of our senior debt securities, subordinated debt securities, common shares, preferred shares or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the applicable securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus and the manner in which the selling stockholders may sell shares of common stock, include, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or any selling stockholder or others to settle such sales and may use securities received from us or any selling stockholder to close out any related short positions. We or any selling stockholder may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, any selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. The selling stockholders, underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or any selling stockholder and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act.  We or the selling stockholders will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

We, any selling stockholder and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by us, any selling stockholder or any other person. The anti-manipulation rules under the Securities Act may apply to sales of securities in the market and to the activities of us, any selling stockholder and are affiliates and any affiliates of any selling stockholder. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.  We and any selling stockholder are not restricted as to the price or prices at which it may sell the securities. Sales of such securities may have an adverse effect on the market price of the securities. Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the securities.

We cannot assure you that any selling stockholder will sell all or any portion of the securities offered hereby.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we or the selling stockholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us or any selling stockholder. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us or any selling stockholder and its compensation.

In connection with offerings made through underwriters or agents, we or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we or the selling stockholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions.  If so, the underwriters or agents may use the securities received from us or any selling stockholder under these arrangements to close out any related open borrowings of securities.

Dealers

We or the selling stockholders may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or any selling stockholder at the time of resale. Dealers engaged by us or any selling stockholder may allow other dealers to participate in resales.

Direct Sales

We or the selling stockholders may choose to sell the offered securities directly.  In this case, no underwriters or agents would be involved.

Institutional Purchasers

We or the selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We or the selling stockholders will enter into such delayed contracts only with institutional purchasers that we or the selling stockholders, as applicable, approve(s). These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We or the selling stockholders may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or any selling stockholder in the ordinary course of business. This includes commercial banking, treasury services and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our shares common stock which are listed on the Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preference shares or warrants on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preference shares or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of shares of common stock, preference shares, debt securities or securities that provide for the issuance of shares of our common stock upon conversion, exchange or exercise, as the case may be, the underwriters may purchase and sell shares of common, preference shares or our debt securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of shares of common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

SELLING STOCKHOLDERS

We are registering 2,870,000 shares of common stock to permit the stockholders to be named in a prospectus supplement, which we otherwise refer to as the selling stockholders, and their permitted assigns who or that receive their shares after the date of this prospectus, to resell the shares in the manner contemplated under “ Plan of Distribution.”  The initial transactions in which the selling stockholders acquired the shares are: (i) 2,440,000 shares of common stock purchased from the Company in September 1996; (ii) 4,280 shares of common stock pursuant to restricted stock grants and acquisitions of common stock in lieu of director fees from September 2009 through January 2012; (iii) 25,720 shares of common stock pursuant to the exercise of stock options in November and December 2012; and (iv) 400,000 shares of common stock acquired in open market purchases from time to time since January 1999.  The issuances of shares in September 1996 were exempt from registration under Section 4(2) of the Securities Act.  Except for the open market purchases, the issuances of shares acquired in the remaining transactions were registered pursuant to Section 5 of the Securities Act. Each of these offerings has been completed and the shares of common stock acquired therein were issued and outstanding prior to January 21, 2014, the original date of filing of the Registration Statement of which this prospectus is a part. The initial purchaser of our securities, as well as its transferees, pledges, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Nixon Peabody LLP, Washington, D.C.  Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from ePlus inc.'s Annual Report on Form 10-K, and the effectiveness of ePlus inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and the consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$46,679
Printing expenses	$50,000	*
Legal fees and expenses	$100,000	*
Accounting fees and expenses	$100,000	*
Miscellaneous expenses	$28,321	*
Total	$325,000	*

*	Estimated solely for the purposes of this Item. Actual expenses may be more or less, depending on the nature of the offering and the type of security.

Item 15.  Indemnification of Directors and Officers.

The discussion under the heading “Description of Capital Stock — Indemnification of Directors and Officers” in the prospectus is incorporated by reference herein in its entirety.

Item 16.  Exhibits.

The exhibits listed in the Exhibit Index are filed as part of this Registration Statement.

Exhibit Number	Description
**1.1	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2008)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2012)
4.1
Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1filed with the Securities and Exchange Commission on September 11, 1996 (Registration No. 333-11737))

**4.2	Certificate of Designation, Rights and Preferences of the Preferred Stock
*4.3	Form of Senior Indenture of ePlus inc.
*4.4	Form of Subordinated Indenture of ePlus inc.
**4.5	Form of Senior Note
**4.6	Form of Subordinated Note
**4.7	Form of Warrant Agreement
**4.8	Form of Warrant Certificate
**4.9	Form of Unit Agreement
*5.1	Opinion of Nixon Peabody LLP
*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
*23.1	Consent of Deloitte & Touche LLP
*23.2	Consent of Nixon Peabody LLP (included in Exhibit 5.1)
*24.1	Powers of Attorney (included in signature pages)
**25.1	Form T-1 Statement of Eligibility of Trustee for the Indentures

* Filed herewith
** To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that (A) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by (1)(i) and (1)(ii) is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and (B) paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by (1)(i), (1)(ii) and (1)(iii) is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100I of Regulation AB.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)            Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)            For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)            For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on January 21, 2014.

ePlus inc.

By:	/s/ Phillip G. Norton
Phillip G. Norton
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Phillip G. Norton and Elaine D. Marion and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Phillip G. Norton	Chairman, Chief Executive Officer and
Phillip G. Norton	Director (principal executive officer)	January 21, 2014

/s/ Elaine D. Marion	Chief Financial Officer (principal financial
Elaine D. Marion	officer and principal accounting officer)	January 21, 2014

/s/ Bruce M. Bowen
Bruce M. Bowen	Executive Vice President and Director	January 21, 2014

/s/ C. Thomas Faulders III
C. Thomas Faulders III	Director	January 21, 2014

/s/ Terrence O’Donnell
Terrence O’Donnell	Director	January 20, 2014

/s/ Lawrence S. Herman
Lawrence S. Herman	Director	January 21, 2014

/s/ Milton E. Cooper, Jr.
Milton E. Cooper, Jr.	Director	January 21, 2014

/s/ Eric D. Hovde
Eric D. Hovde	Director	January 21, 2014

/s/ John E.Callies
John E. Callies	Director	January 21, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
**1.1	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2008).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2012).
4.1
Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 11, 1996 (Registration No. 333-11737)).

**4.2	Certificate of Designation, Rights and Preferences of the Preferred Stock
*4.3	Form of Senior Indenture of ePlus inc.
*4.4	Form of Subordinated Indenture of ePlus inc.
**4.5	Form of Senior Note
**4.6	Form of Subordinated Note
**4.7	Form of Warrant Agreement
**4.8	Form of Warrant Certificate
**4.9	Form of Unit Agreement
*5.1	Opinion of Nixon Peabody LLP
*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
*23.1	Consent of Deloitte & Touche LLP
*23.2	Consent of Nixon Peabody LLP (included in Exhibit 5.1)
*24.1	Powers of Attorney (included in signature pages)
**25.1	Form T-1 Statement of Eligibility of Trustee for the Indentures

* Filed herewith.
** To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.